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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Form S-3 (No. 333-34945) and in the Registration Statements on Form S-8 (Nos. 333-19769, 333-19885, 333-19953 and 333-24315) of The JPM Company of our report dated November 6, 1997 appearing on page 10 of this Form 10-K.


PRICE WATERHOUSE LLP


Philadelphia, PA
November 24, 1997